Exhibit 4.1
AMENDMENT NO. 1
TO THE NOTE PURCHASE AGREEMENT
     This AMENDMENT NO. 1 TO THE NOTE PURCHASE AGREEMENT, dated as of January 20, 2010 (this “Amendment”), is entered into among NORDSTROM CREDIT CARD RECEIVABLES II LLC, as transferor (the “Transferor”), NORDSTROM FSB, as servicer (the “Servicer”), NORDSTROM CREDIT, INC. (“NCI”), THE CONDUIT PURCHASERS PARTY HERETO, as conduit purchasers (the “Conduit Purchasers”) THE COMMITTED PURCHASERS PARTY HERETO, as committed purchasers (the “Committed Purchasers”), THE AGENTS PARTY HERETO, as agents for their respective Purchaser Groups and related Purchasers (the “Agents”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (together with any successors and assigns in such capacity, the “Administrative Agent”).
WITNESSETH:
     WHEREAS, the Transferor, the Servicer, NCI, the Conduit Purchasers, the Committed Purchasers, the Agents and the Administrative Agent are all the parties to that certain Note Purchase Agreement dated as of November 13, 2009, (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and
     WHEREAS, the parties hereto have agreed to amend the Note Purchase Agreement on the terms and conditions hereinafter set forth in accordance with its respective amendment provisions.
     NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein are used as defined in the Note Purchase Agreement, or, if not defined therein, in the Transfer and Servicing Agreement.
     SECTION 2. Amendment of Section 1.01 of the Note Purchase Agreement. The definition of “Purchase Expiration Date” is hereby amended by replacing the date “November 11, 2010” in clause (i) thereof with the date “January 11, 2011”.
     SECTION 3 Effectiveness. This Amendment shall become effective as of the date of execution of this Amendment.
     SECTION 4 Continuing Effect of the Note Purchase Agreement. As amended hereby, the Note Purchase Agreement is, in all respects, ratified and confirmed and the Note Purchase Agreement, as so amended or supplemented by this Amendment, shall be read, taken and construed as one and the same instrument. This Amendment shall not constitute an amendment of any provision of the Note Purchase Agreement not expressly referred to herein and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     SECTION 5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 7 Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.
     SECTION 8 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SECTION 9 Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NORDSTROM CREDIT CARD RECEIVABLES II LLC, as Transferor
By:	/s/ Marc A. Anacker
	Name:	Marc A. Anacker
	Title:	Treasurer

NORDSTROM FSB, as Servicer
By:	/s/ David Loretta
	Name:	David Loretta
	Title:	President

NORDSTROM CREDIT, INC.,
By:	/s/ Marc A. Anacker
	Name:	Marc A. Anacker
	Title:	Assistant Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Scott Cornelis
	Name:	Scott Cornelis
	Title:	Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement

JPMorgan Chase Purchaser Group: JPMORGAN CHASE BANK, N.A., as Agent
By:	/s/ Scott Cornelis
	Name:	Scott Cornelis
	Title:	Vice President

FALCON ASSET SECURITIZATION COMPANY LLC, as Conduit Purchaser By: JPMORGAN CHASE BANK, N.A., as its attorney-in-fact
By:	/s/ Scott Cornelis
	Name:	Scott Cornelis
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser Purchaser Percentage: 33⅓%
By:	/s/ Scott Cornelis
	Name:	Scott Cornelis
	Title:	Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement

RBS Purchaser Group: THE ROYAL BANK OF SCOTLAND PLC, as Agent By: RBS SECURITIES INC., as agent
By:	/s/ Adnan Bhanpuri
	Name:	Adnan Bhanpuri
	Title:	Vice President

AMSTERDAM FUNDING CORPORATION, as Conduit Purchaser
By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Committed Purchaser Purchaser Percentage: 33⅓% By: RBS SECURITIES INC., as agent
By:	/s/ Adnan Bhanpuri
	Name:	Adnan Bhanpuri
	Title:	Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement

BofA Purchaser Group: BANK OF AMERICA, N.A., as Agent
By:	/s/ Steven Maysonet
	Name:	Steven Maysonet
	Title:	Vice President

ENTERPRISE FUNDING COMPANY LLC, as Conduit Purchaser
By:	/s/ Kevin P. Burns
	Name:	Kevin P. Burns
	Title:	Vice President

BANK OF AMERICA, N.A., as Committed Purchaser Purchaser Percentage: 33⅓%
By:	/s/ Steven Maysonet
	Name:	Steven Maysonet
	Title:	Vice President

Signature Page to Amendment No. 1 to Note Purchase Agreement